Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91700 on Form S-8 of our report on the financial statements and financial statement schedule of Aeropostale, Inc. and its subsidiaries (the “Company”) dated April 2, 2007, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as revised, effective January 29, 2006, and the Company’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, relating to the recognition and related disclosure provisions, effective February 3, 2007 and our report dated April 2, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Aéropostale, Inc. and its subsidiaries for the year ended February 3, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 2, 2007

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